EXHIBIT 21.1
SUBSIDIARIES - As of December 29, 2018

1.	Hillman Group Capital Trust
Organized in the State of Delaware

2.	Hillman Investment Company
Incorporated in the State of Delaware

3.	The Hillman Group, Inc.
Incorporated in the State of Delaware

a. SunSource Integrated Services de Mexico S.A. de C.V.
Incorporated in Ciudad de Mexico, Mexico

b. SunSub C Inc.
Incorporated in the State of Delaware

c. Hillman Luxembourg S.a r.l.
Incorporated in Luxembourg, Grand Duchy of Luxembourg

1) The Hillman Group Canada ULC
Incorporated in the Province of British Columbia, Canada
1) MinuteKey Canada ULC
Incorporated in the Province of British Columbia, Canada
c. NB Parent Company, Inc.
Incorporated in the State of Delaware
1) NB Products Inc.
Incorporated in the State of Delaware
a. BTP Latinoamericana S. de. R. L. de C.V.
Incorporated in Ciudad de Mexico, Mexico
b. Big Time Gloves, LLC
Incorporated in the State of Georgia
1. Big Time Products/Produits Gros Temps, Inc.
Incorporated in the Province of British Columbia, Canada
c. Apollo Marketing, LLC
Incorporated in the State of Georgia
d. Big Time Products, LLC
Incorporated in the State of Georgia
e. BTPS, LLC
Incorporated in the State of Georgia
f. Big Time Decor, LLC
Incorporated in the State of Georgia
g. Rooster Products International, Inc.
Incorporated in the State of Texas
1. Rooster Services, LLC.
Incorporated in the State of Texas
1. Rooster Products Hong Kong Limited
Incorporated in Hong Kong